Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY INC.

BALANCE SHEET

AS OF APRIL 30, 2012

(UNAUDITED)

MODIFIED GAAP BALANCE SHEET
ASSETS

CASH & CASH EQUIVALENTS	5,927,134
INVESTMENTS	17,059,059
INVESTMENTS HELD IN TRUST	315,147,276
ACCRUED INTEREST	2,423,552
REINSURANCE PREMIUMS RECEIVABLE	2,115,532
OTHER RECEIVABLES	0
DEFERRED FEDERAL INCOME TAX	0
VALUATION ALLOWANCE FOR DEFERRED TAX	(13,350,264)
DEFERRED TAX ASSETS	13,350,264

TOTAL ASSETS	342,672,553

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
ACCRUED EXPENSES	150,627
ACCRUED INVESTMENT EXPENSES	56,314
ACCRUED ADMINISTRATIVE FEES	110,000
ACCRUED CEDING FEES	254,710
PREMIUM TAX PAYABLE	0
FEDERAL INCOME TAX PAYABLE (RECEIVABLE)	0
ALLOWANCE FOR DOUBTFUL ACCOUNTS	0
CONTINGENT LIABILITY	4,000,000
INTEREST PAYABLE	0
UNEARNED PREMIUMS	390,463
LOSSES PAYABLE	7,331,275
LOSS RESERVES	119,242,063
IBNR	5,948,706
CONTINGENCY RESERVES	48,876,707

TOTAL LIABILITIES	186,360,865

STOCKHOLDER’S EQUITY:
CAPITAL STOCK	1,000
PAID-IN CAPITAL	16,659,349
ADDITIONAL PAID-IN CAPITAL	53,219,568
UNREALIZED GAIN/LOSS ON INVESTMENTS	0
CONTINGENCY RESERVES	(48,876,707)
DIVIDENDS PAID	(250,000)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,885,964
NET INCOME (LOSS)—YEAR TO DATE	4,672,514

TOTAL STOCKHOLDER’S EQUITY	156,311,688

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	342,672,553

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

COMBINING PROFIT & LOSS STATEMENT

FOR THE PERIOD ENDED APRIL 30, 2012

	MONTH TO DATE	YEAR TO DATE
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	2,044,161	9,185,456
CHANGE IN UNEARNED PREMIUMS	10,624	65,474

NET PREMIUMS EARNED	2,054,785	9,250,930

UNDERWRITING EXPENSES:
LOSSES PAID	7,330,327	22,181,073
PROVISION FOR LOSS RESERVES	(3,324,038)	(13,230,290)
PROVISION FOR IBNR	(272,002)	(598,223)
CEDING COMMISSION	254,710	1,139,879
PREMIUM TAX EXPENSE	0	0

TOTAL UNDERWRITING EXPENSES	3,988,997	9,492,439

UNDERWRITING INCOME (LOSS)	(1,934,212)	(241,510)

GENERAL & ADMINISTRATIVE EXPENSES:
MANAGEMENT FEES	15,573	61,914
ACTUARY CONSULTING FEES	22,500	90,000
AUDIT FEES	51,500	51,500
LEGAL FEES	13,047	29,792
ADMINISTRATIVE FEES	110,000	152,581
LICENSE AND FEES	0	300
TRAVEL AND ENTERTAINMENT	0	0
BANK SERVICE FEES	422	422
MISCELLANEOUS EXPENSES	0	0

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	213,043	386,508

INTEREST EXPENSE	0	0
INTEREST INCOME	986	4,889
AMORTIZATION—COMMERCIAL PAPER	0	0
INVESTMENT INCOME—MUNICIPAL BONDS	0	0
INVESTMENT INCOME—CORPORATE BONDS	504,115	1,970,610
INVESTMENT INCOME—MBS BONDS	72,370	295,209
INVESTMENT INCOME—US AGENCY	272,474	1,161,527
INVESTMENT INCOME—US TREASURY	77	310
INVESTMENT INCOME—FOREIGN ISSUE	86,671	382,005
BOND AMORTIZATION—MUNICIPAL BONDS	0	0
BOND AMORTIZATION—CORPORATE BONDS	(127,909)	(515,833)
BOND AMORTIZATION—MBS BONDS	(608)	(1,769)
BOND AMORTIZATION—US AGENCY	(41,517)	(169,003)
BOND AMORTIZATION—US TREASURY	(11)	(46)
BOND AMORTIZATION—FOREIGN ISSUE	(36,612)	(129,878)
INVESTMENT EXPENSE	(56,314)	(78,232)
GAIN/LOSS ON SALE OF INVESTMENT	84,299	252,802
FAS 159 GAIN ON TRADING SECURITIES	483,072	2,127,941

NET INVESTMENT INCOME	1,241,091	5,300,531

LEGAL SETTLEMENT	0	0
INCOME (LOSS) BEFORE TAX PROVISION	(906,164)	4,672,514

CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE	0	0
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE	0	0
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	(317,168)	1,635,313
CHANGE IN VALUATION ALLOWANCE	317,168	(1,635,313)

FEDERAL INCOME TAX EXPENSE	0	0

NET INCOME (LOSS)	(906,164)	4,672,514